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                                                                    EXHIBIT 23.1


                          CONSENT OF ERNST & YOUNG LLP


We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 (No. 333-49135) and related Prospectus for the registration of 5,043,360 shares of its Common Stock and Registration Statement Form S-8 (No. 333-64331) both of EXCO Resources, Inc. and to the incorporation by reference therein of our reports dated (a) July 21, 1999, with respect to the statement of revenues and direct operating expenses of the Jackson Parish Properties for the years ended December 31, 1998, 1997 and 1996 and included in its Current Report on Form 8-K/A No. 1 dated June 30, 1999 and filed on August 13, 1999 and (b) May 21, 1999 with respect to the financial statements of Rio Grande, Inc. for the year ended January 31, 1999 and included in EXCO Resources, Inc.'s Current Report on Form 8-K/A No. 1 dated March 17, 1999 and filed on June 1, 1999, both filed with the Securities and Exchange Commission.

                                   /s/ Ernst & Young LLP
                                   Ernst & Young LLP

August 16, 1999